Exhibit 10.6

[Execution Version]

PRIVATE WARRANT AGREEMENT

Dated October 18, 2021

THIS WARRANT AGREEMENT (this “Agreement”), dated October 18, 2021, is by and between Vivid Seats Inc., a Delaware corporation (the “Company”), Hoya Topco, LLC, a Delaware limited liability company (“Hoya Topco”) and any transferees of Hoya Topco permitted pursuant to this Agreement who execute valid joinders hereto (Hoya Topco and such permitted transferees, the “Warrantholders”).

WHEREAS, pursuant to that certain Transaction Agreement, dated as of April 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”) by and among the Company, Horizon Sponsor, LLC, a Delaware limited liability company (“Sponsor”), Hoya Topco, Horizon Acquisition Corporation, a Cayman Islands exempted company, and Hoya Intermediate, LLC, a Delaware limited liability company (“Intermediate” and collectively with Hoya Topco and the Company, the “VS Entities”), among other things, the Company agreed to grant Hoya Topco warrants to purchase 6,000,000 shares of Class B common stock of the Company, par value $0.0001 per share (“Class B Shares”) at an exercise price of $0.001 per share (the “Warrants”), subject to the conditions set forth herein;

WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement, Intermediate has granted to Hoya Topco (i) warrants to purchase 3,000,000 common units of Intermediate (“Intermediate Common Units”) at an exercise price of $10.00 per unit (the “$10 Intermediate Warrants”) pursuant to that certain Private Warrant Agreement, dated as of the date hereof, by and between Hoya Topco and Intermediate (the “$10 Intermediate Warrant Agreement”), and (ii) warrants to purchase 3,000,000 Intermediate Common Units at an exercise price of $15.00 per unit (the “$15 Intermediate Warrants”, and together with the $10 Intermediate Warrants, the “Intermediate Warrants”) pursuant to that certain Private Warrant Agreement, dated as of the date hereof, by and between Hoya Topco and Intermediate (the “$15 Intermediate Warrant Agreement”, and together with the $10 Intermediate Warrant Agreement, the “Intermediate Warrant Agreements”);

WHEREAS, upon the acquisition by Hoya Topco of any Intermediate Common Units pursuant to the exercise of any Intermediate Warrants, Hoya Topco shall be obligated pursuant to the terms hereof to acquire an equivalent number of Class B Shares pursuant to the exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the Warrantholders; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Warrants.

1.1. Form of Warrant. Each Warrant shall initially be issued in registered form only.

1.2. Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Company pursuant to this Agreement, a certificated Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

1.3. Registration.

1.3.1. Warrant Register. The Company shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants in book-entry form, the Company shall issue and register the Warrants in the names of the respective holders thereof in the denominations issued to such holders.

If requested, the registered holder of a Warrant shall be issued a definitive certificate in physical form evidencing such Warrants (“Definitive Warrant Certificates”) which shall be in the form annexed hereto as Exhibit A. Each Warrant shall bear the legend set forth in Exhibit B.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

1.3.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby, for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

1.4. Fractional Warrants. The Company shall not issue fractional Warrants.

2.	Terms and Exercise of Warrants.

2.1. Warrant Price. Each whole Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of Class B Shares stated therein, at the price of $0.001 per share, subject to the adjustments provided in Section 3 hereof and in the last sentence of this Section 2.1. The term “Warrant Price” as used in this Agreement shall mean the price per share (including in cash or by payment of Warrants pursuant to a “cashless exercise,” to the extent permitted hereunder) described in the prior sentence at which Class B Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than fifteen Business Days (unless otherwise required by the Commission, any national securities exchange on which the Warrants are listed or applicable law); provided that the Company shall provide at least five days’ prior written notice of such reduction to Registered Holders of the Warrants; and provided further, that any such reduction shall be identical among all of the Warrants. The term “Business Day” means a day, other than a Saturday, Sunday or federal holiday on which banks in New York City are generally open for normal business.

2.2. Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the date that is thirty (30) days after the date hereof and (B) terminating at 5:00 p.m., New York City time on the date that is ten (10) years after the date hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 2.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available; provided, further, that at all times the Warrants are exercisable only to the extent the Intermediate Warrants are simultaneously validly exercised in accordance with the applicable Intermediate Warrant Agreement. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

2.3. Exercise of Warrants.

2.3.1. Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Company (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, (ii) an election to purchase (“Election to Purchase”) any Class B Shares pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate, and (iii) the payment in full of the Warrant Price for each Class B Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Class B Shares and the issuance of such Class B Shares, as follows:

(a) in lawful money of the United States, in good certified check or good bank draft payable to the order of the Company; or

(b) to the extent a Warrant is exercised in connection with an Intermediate Warrant that is exercised pursuant to a “cashless exercise” (an “Intermediate Cashless Exercise”), by surrendering such Warrant for that number of Class B Shares equal to the number of Intermediate Common Units issued in such Intermediate Cashless Exercise.

In the event any Warrantholder exercises an Intermediate Warrant to acquire Intermediate Common Units, such holder shall be required to exercise, and shall be deemed to have exercised, Warrants to acquire an equivalent number of Class B Shares.

2.3.2. Issuance of Class B Shares on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 2.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of Class B Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it on the register of members of the Company, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any Class B Shares pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Class B Shares underlying the Warrants is then effective and a prospectus relating thereto is current or (ii) a valid exemption from registration is available. No Warrant shall be exercisable and the Company shall not be obligated to issue Class B Shares upon exercise of a Warrant unless the Class B Shares issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants. Subject to Section 3.6 of this Agreement, a Registered Holder of Warrants may exercise its Warrants only for a whole number of Class B Shares. If, by reason of any exercise of Warrants on a “cashless basis”, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in an Class B Share, the Company shall round down to the nearest whole number, the number of Class B Shares to be issued to such holder. For the avoidance of doubt, in no event will the Company be required to pay cash to the holder of any Warrant.

2.3.3. Valid Issuance. All Class B Shares issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

2.3.4. Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Class B Shares is issued and who is registered in the register of members of the Company shall for all purposes be deemed to have become the holder of record of such Class B Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of members of the Company is closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.	Adjustments.

3.1. Equity Capitalizations. To the extent the Intermediate Warrants are adjusted pursuant to Section 3.1.1 of the applicable Intermediate Warrant Agreement, the Warrants shall be adjusted in the same manner as the Intermediate Warrants are adjusted, as set forth in such Intermediate Warrant Agreement.

3.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3.6 hereof, the number of issued and outstanding Class B Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class B Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class B Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued and outstanding Class B Shares.

3.3. Adjustments in Exercise Price. Whenever the number of Class B Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Section 3.1 or Section 3.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Class B Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Class B Shares so purchasable immediately thereafter.

3.4. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the issued and outstanding Class B Shares (other than pursuant to a change covered by Section 3.1 or Section 3.2 hereof or that solely affects the par value of such Class B Shares), or in the case of any merger or consolidation of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing entity and that does not result in any reclassification or reorganization of the issued and outstanding Class B Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class B Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that if the holders of the Class B Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Class B Shares in such consolidation or merger that affirmatively make such election.If any reclassification or reorganization also results in a change in Class B Shares covered by Section 3.1, then such adjustment shall be made pursuant to Section 3.1 or Sections 3.2, 3.3 and this Section 3.4. The provisions of this Section 3.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event shall the Warrant Price be reduced to less than the par value per share issuable upon exercise of such Warrant.

3.5. Notices of Changes in Warrant. Upon the occurrence of any event specified in Sections 3.1, 3.2, 3.3, or 3.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

3.6. No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Class B Shares to be issued to such holder.

3.7. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.	Transfer and Exchange of Warrants.

4.1. Registration of Transfer. The Company shall register the proper transfer pursuant to this Section 4, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

4.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided further, however that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange thereof until the Company has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

4.3. Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a Warrant.

4.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

4.5. Transfer Restrictions. Each Warrant shall be transferrable only (i) to the extent Intermediate Warrants representing the right to purchase an equivalent number of Intermediate Common Units are simultaneously transferred to the same transferee in accordance with the applicable Intermediate Warrant Agreement and (ii) the transferee executes a valid joinder to this Agreement in a form reasonably acceptable to the Company.

5.	Other Provisions Relating to Rights of Holders of Warrants.

5.1. No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.2. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

5.3. Reservation of Class B Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Class B Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.	Miscellaneous Provisions.

6.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholders shall bind and inure to the benefit of their respective successors and assigns.

6.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered (i) by electronic mail, (ii) by hand or overnight delivery or (ii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrantholder(s)), as follows:

Vivid Seats Inc.

111 N. Canal Street, Suite 800

Chicago, IL 60606

Attention: General Counsel

Email: legal@vividseats.com

with a copy to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention:   Bradley Faris

                  Owen Alexander

Email:       Bradley.faris@lw.com

                  Owen.alexander@lw.com

6.3. Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York. Subject to applicable law, the Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 6.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

6.4. Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person, corporation or other entity other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

6.5. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.6. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

6.7. Amendments. This Agreement may be amended by the Company without the consent of any Warrantholder for the purpose of (i) curing any ambiguity or to correct any mistake or defective provision contained herein or (ii) adding or changing any provisions with respect to matters or questions arising under this Agreement as the Company may reasonably deem necessary or desirable and that the Company reasonably deem shall not adversely affect the rights of the Registered Holders under this Agreement. All other modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of 65% of the then-outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 2.1 and 2.2, respectively, without the consent of the Registered Holders.

6.8. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A	Form of Warrant Certificate
Exhibit B	Legend —Warrants

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VIVID SEATS INC.

By:	/s/ Stanley Chia
Name: Stanley Chia
Title: Chief Executive Officer

HOYA TOPCO, LLC

By:	/s/ Stanley Chia
Name: Stanley Chia
Title: Chief Executive Officer

[Signature Page to Vivid Seats Inc. Class B Warrant Agreement]

ANNEX A

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

Vivid Seats Inc.

Formed Under the Laws of Delaware

Warrant Certificate

This Warrant Certificate certifies that [     ], or registered assigns, is the registered holder of [     ] warrant(s) (the “Warrants” and each, a “Warrant”) to purchase shares of Class B common stock, par value $0.0001 (“Class B Shares”), of Vivid Seats Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable Class B Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the corporate office of the Company referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Class B Share. Fractional shares shall not be issued upon exercise of any Warrant. The number of Class B Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. [This Warrant is a “Option Contingent Warrant” and shall be subject to the terms thereof set forth in the Warrant Agreement.]

The initial Exercise Price per one Class B Share for any Warrant is equal to $0.001 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants are not subject to redemption by the Company.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless signed by the Company. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

HOYA INTERMEDIATE, LLC

By:
Name:
Title: Authorized Signatory

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive [ ] Class B Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of October [18], 2021 (the “Warrant Agreement”), by and between the Company and the holders of the Warrants, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement, subject to the conditions applicable to exercise set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the issuance of the Class B Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Class B Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Class B Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Class B Share, the Company shall, upon exercise, round down to the nearest whole number of Class B Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the corporate office of the Company by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the corporate office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive [                ] Class B Shares and herewith tenders payment for such Class B Shares to the order of Hoya Intermediate, LLC (the “Company”) in the amount of $[                ] in accordance with the terms hereof. The undersigned requests that a certificate for such Class B Shares be registered in the name of [                ], whose address is [                ] and that such Class B Shares be delivered to [                ] whose address is [                ]. If said [                ] number of Class B Shares is less than all of the Class B Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Class B Shares be registered in the name of [                ], whose address is [                ] and that such Warrant Certificate be delivered to [                ], whose address is [                ].

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 2.3.1(b) of the Warrant Agreement, the number of Class B Shares that this Warrant is exercisable for shall be determined in accordance with subsection 2.3.1(b) of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Class B Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Class B Shares. If said number of shares is less than all of the Class B Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Class B Shares be registered in the name of [                ], whose address is [                ] and that such Warrant Certificate be delivered to [                ], whose address is [                ].

[Signature Page Follows]

Date: [                ], 20

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

EXHIBIT B

LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE PRIVATE WARRANT AGREEMENT BY AND BETWEEN VIVID SEATS INC. AND THE REGISTERED HOLDER OF THIS CERTIFICATE, AS AMENDED FROM TIME TO TIME.

NO. [                ] WARRANT